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                                                                      EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Calloway's Nursery, Inc.:

We consent to the incorporation by reference in the registration statements on Forms S-8 (File Nos. 33-46170, 33-82192, 332-63291 and 333-92454) of Calloway's
Nursery, Inc. of our report dated November 22, 2002, with respect to the consolidated balance sheets of Calloway's Nursery, Inc. and subsidiaries as of September 30, 2002 and 2001, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended September 30, 2002, which report appears in the September 30, 2002 Annual Report on Form 10-K of Calloway's Nursery, Inc. Our report refers to the Company's adoption of Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, effective October 1, 2001.


                                                     KPMG LLP

Fort Worth, Texas
December 20, 2002